Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONEOK, Inc., on Form S-8 (File No. 333-121769) of our report dated June 28, 2012, on our audit of the financial statements and financial statements schedule of the Profit Sharing Plan as of December 31, 2011 and 2010, and for the year ended December 31, 2011, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma
June 28, 2012